                                                                    Exhibit 23.1

                         Independent Auditors' Consent

The Board of Directors
Gemstar-TV Guide International, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Gemstar-TV Guide International, Inc. (formerly Gemstar International Group Limited) of our report dated May 31, 2000, with respect to the consolidated balance sheets of Gemstar International Group Limited and subsidiaries as of March 31, 2000 and 1999, and the related consolidated statements of income, shareholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended March 31, 2000, which report is included in Gemstar International Group Limited's Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended March 31, 2000 and to the reference to our firm under the heading "Experts" in the prospectus.



                                                KPMG LLP



Los Angeles, California
December 6, 2000